                                                                    EXHIBIT 10.5

                              LEASE AND AGREEMENT

              THIS LEASE AND AGREEMENT made this 1st day of February, 1993, between Tanklage Investments LTD (A California Limited Partnership), hereinafter referred to as "LESSOR," and LA VICTORIA FOODS, INC., hereinafter referred to as "LESSEE."

                              W I T N E S S E T H:

              1. DEMISE AND TERM

                 A. LESSOR demises and leases to LESSEE, and LESSEE does hereby hire from and take from LESSOR the premises situated at 9200 East Whitmore Street, Rosemead, California, said premises also being known as 616 Driggs Avenue, El Monte, California, and the property situated at 9133 East Whitmore Street, Rosemead, California. Said premises consist of buildings and parking lot areas thereat.

                 B. The term shall commence January 1, 1993 and terminate on December 31, 2002.

              2. RENTAL

                 A. LESSEE covenants and agrees to pay to LESSOR monthly in advance on the first day of each month commencing January 1, 1993, rental as herein provided:

                 (1) For the first two (2) years of the term hereof commencing January 1, 1993 and ending December 31, 1994, a monthly rental of SEVENTEEN THOUSAND DOLLARS ($17,000.00).

                 (2) The monthly rental for each twenty-four (24) month period after the second year hereof and beginning on January 1, 1995 may be set in the following manner:




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              The CONSUMER PRICE INDEX, all items for all urban consumers, which is published on December 1 of each year shall be compared with the Index for the date immediately preceding January 1, 1993.

              If the new index has increased over the beginning index, the monthly rent for the 12-month period shall be set by multiplying 17,000 by a fraction, the enumerator of which is the new index and the denominator of which is the beginning index. As soon as the minimum monthly rental for each 24-month term is set, LESSOR shall give notice of the amount of said monthly rental to LESSEE.

              If the described index shall no longer be published, another generally recognized as authoritative shall be substituted by agreement of the parties. If they are unable to agree within thirty (30) days after demand by either party, the subsitute index shall, on application of either party, be selected by the CHIEF OFFICER of the SAN FRANCISCO REGIONAL OFFICE of the BUREAU OF LABOR STATISTICS or its successor.

                     B. Rent shall be paid at 9133 East Garvey Avenue, Rosemead, California, or at such other place or to such other parties as LESSOR shall designate in writing from time to time.

              3.     LESSEE'S OBLIGATIONS

                     A. LESSEE, at LESSEE'S expense, shall keep in good order, condition and repair the premises and every part thereof (regardless of whether the damaged portion of the premises or the means of repairing the same are accessible to LESSEE), including without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the premises, fixtures, interior walls, ceilings, windows, doors, plate glass, and skylights, located within the premises


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and all sidewalks, landscaping, driveways, parking lots, fences and signs located in the areas which are adjacent to and included with the premises.

                          B.      If LESSEE fails to perform LESSEE'S
obligations under this Article, LESSOR may at LESSOR'S option enter upon the premises after ten (10) days' prior written notice to LESSEE, and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of ten (10) percent per annum shall be due and payable as additional rent to LESSOR, together with LESSEE'S next rental installment.

                          C.      On the last day of the term hereof, or on any
sooner termination, LESSEE shall surrender the premises to LESSOR in good condition, broom clean, ordinary wear and tear excepted. LESSEE shall repair any damage to the premises occasioned by its use thereof or by the removal of its trade fixtures, furnishings and equipment pursuant to Article 3 (C), which repair shall include but not be limited to the patching and filling of holes and repairs of structural damage.

                   4.     ALTERATIONS AND ADDITIONS

                          A.      LESSEE shall not, without LESSOR'S prior
written consent, make any alterations, improvements or additions, in, on or about the premises, except for nonstructural alterations not exceeding FIVE THOUSAND DOLLARS ($5,000.00) in cost. As a condition to giving such consent, LESSOR may require that LESSEE agree to remove any such alterations, improvements, additions or utility installations at the expiration of the term, and to restore the premises to their prior condition.




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                          B.      Before commencing any work relating to
alterations, additions and improvements affecting the premises, LESSEE shall notify LESSOR in writing of the expected date of commencement thereof. LESSOR shall then have the right at any time and from time to time to post and maintain on the premises such notices as LESSOR reasonably deems necessary to protect the premises and LESSOR from mechanic's liens, materialmen's liens or any other liens. In any event, LESSEE shall pay, when due, all claims for labor or materials furnished to or for LESSEE at or for use in the premises. LESSEE shall not permit any mechanic's or materialmen's liens to be levied against the premises for any labor or material furnished to LESSEE or claimed to have been furnished to LESSEE or to LESSEE'S agents or contractors in connection with work of any character performed or claimed to have been performed on the premises by or at the direction of LESSEE.

                          C.      Unless LESSOR requires their removal, as set
forth in Article 4-A, all alterations, improvements, or additions which may be made on the premises shall become the property of LESSOR and remain upon and be surrendered with the premises at the expiration of the term. Notwithstanding the provisions of this Article 4-C, LESSEE'S machinery, equipment, and trade fixtures other than that which is affixed to the premises so that it cannot be removed without material damage to the premises, shall remain the property of LESSEE and may be removed by LESSEE subject to the provisions of article 4-C.

              5. COMPLIANCE WITH LAW

                 LESSEE shall, at LESSEE'S expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders


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and requirements in effect during the term or any part of the term hereof regulating the use by LESSEE of the premises. LESSEE shall not use or permit the use of the premises in any manner that will tend to create waste, or a nuisance, or, if there shall be more than one tenant of the building containing the premises, which shall tend to unreasonably disturb such other tenants.

         6.      CONDITION OF PREMISES

                 LESSEE hereby accept the premises in their condition existing as of the date of the possession hereunder, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the premises, and accepts this lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. LESSEE acknowledges that neither LESSOR nor LESSEE'S agent has made any representation or warranty as to the suitability of the premises for the conduct of LESSEE'S business.

         7.      ASSIGNMENT AND SUBLETTING

                 LESSEE shall not assign this lease, or any interest therein, without the prior written consent of LESSOR, nor shall LESSEE sublet the demised premises, or any part thereof, without the prior written consent of LESSOR. The consenting to an assignment or subletting shall not render unnecessary the securing of consent to subsequent assignments or sublettings. The within lease shall not be assignable involuntarily or by process of law, nor shall the same be an asset in bankruptcy.



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         8.      INSURANCE; INDEMNITY

                 A. Liability Insurance

                 LESSEE shall, at LESSEE'S expense, obtain and keep in force during the term of this lease a policy of comprehensive public liability insurance insuring LESSOR and LESSEE against any liability arising out of the ownership, use, occupancy or maintenance of the premises and all areas appurtenant thereto. Such insurance shall be in an amount of not less than ONE MILLION DOLLARS ($1,000,000.00) for injury to or death of one person in any one accident or occurrence and in an amount of not less than TWO MILLION DOLLARS ($2,000,000.00) for injury to or death of more than one person in any one accident or occurrence. Such insurance shall further insure LESSOR and LESSEE against liability for property damages of at least ONE HUNDRED THOUSAND DOLLARS ($100,000.00). The limits of said insurance shall not, however, limit the liability of LESSEE hereunder.

                 B. Property Insurance

                 LESSEE shall obtain and keep in force during the term of this lease a policy or policies of insurance covering loss or damage to the premises in the amount of the full replacement value thereof providing protection against all perils, including, within the classification of fire extended coverage, vandalism, malicious mischief and special extended periods. The premium for said insurance for the first year and last year hereof shall be prorated. The proceeds of said policies shall be in the name of and payable to LESSOR.

                 C. Insurance

                 Insurance acquired hereunder shall be in companies rated A Plus or better in BEST'S INSURANCE GUIDE. LESSEE shall


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deliver to LESSOR annually copies of policies of liability insurance required under Article 8, A, or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to LESSOR. No insurance policy shall be cancellable or subject to reduction of coverage or other modifications, except after ten (10) days prior written notice to LESSOR. LESSEE shall within ten (10) days prior to expiration of such policy furnish LESSOR with renewals thereof, or LESSOR may order such insurance and charge the cost thereof to LESSEE which amount shall be payable to LESSEE upon demand.

                 D. Subrogation

                 LESSEE and LESSOR each waives any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control, where such loss or damage is insured against any insurance policy in force at the time of such loss or damage. LESSEE and LESSOR shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carriers that the foregoing mutual waiver of subrogation is contained in this lease.

                 E. Hold Harmless

                 LESSEE shall indemnify, defend and hold LESSOR harmless from any and all claims arising from LESSEE'S use of the premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by LESSEE in or about the premises and shall further indemnify, defend and hold LESSOR harmless from and against any and all claims arising from any breach or default in the performance of any obligation on LESSEE'S part to be performed

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under the provision of this lease or arising from any negligence of LESSEE or any of its agents, contractors, employees or invitees and from any and all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon. LESSEE hereby assumes all risk of damage to property or injury to persons in or about the premises from any cause, and LESSEE hereby waives all claims in respect thereof against LESSOR, excepting where said damage arises out of negligence of LESSOR.

                 F. Exemption of LESSOR from Liability

                 LESSEE hereby agrees that LESSOR shall not be liable for injury to LESSEE'S business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of LESSEE, LESSEE'S employees, invitees, customers, or any other person in or about the premises; nor, unless through its negligence, shall LESSOR be liable for injury to the person of LESSEE, LESSEE'S employees, agents or contractors and invitees, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from conditions arising upon the premises or upon other portions of the building of which the premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to LESSOR or LESSEE. LESSOR shall not be liable for any damages arising from any act or neglect of any other tenant, if any, of the building in which the premises are located.




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                 9.       REAL PROPERTY TAXES

                          A.      Payment of Taxes

                          LESSOR shall pay all real property taxes applicable
to premises. Such payment shall be made by LESSEE within thirty (30) days after receipt of LESSOR'S written statement setting forth the amount of said taxes. Taxes for the first and last year for the term hereof shall be prorated and shall be due and payable upon demand.

                          B.      Definition of Real Property Taxes

                          As used herein, the term "real property tax" shall
include any form of assessment, license fee, rent tax, levy, penalty, or tax (other than inheritance or estate taxes), imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district thereof, as against any legal or equitable interest of LESSOR in the premises or in the real property of which the premises are a part, as against LESSOR'S right to rent or other income therefrom, or as against LESSOR'S business of leasing the premises, and LESSEE shall pay any and all charges and fees which may be imposed by the ENVIRONMENTAL PROTECTION AGENCY or other similar government regulations or authorities.

                          C.      Personal Property Taxes

                          (1)     LESSEE shall pay prior to delinquency all
taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of LESSEE contained in the premises or elsewhere. LESSEE shall cause said trade fixtures, furnishings,


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equipment and all other personal property to be assessed and billed separately from the real property of LESSOR.

                          (2)     If any of LESSEE'S said personal property
shall be assessed with LESSOR'S real property, LESSEE shall pay LESSOR the taxes attributable to LESSEE within ten (10) days after receipt of a written statement setting forth the taxes applicable to LESSEE'S property.

         10.     UTILITIES

                 LESSEE shall pay for all water, gas, heat, light, power, other utilities and services supplied to the premises, together with any taxes thereon.

         11.     REMOVAL OF PERSONAL PROPERTY AND FIXTURES BY LESSEE

                 LESSEE may remove personal property, office furniture, trade fixtures and other property installed or belonging to LESSEE during the term hereof providing LESSEE is not in default and providing all damage occasioned by said removal is repaired, except that LESSEE may not remove any installations that are made a permanent part of the improvements thereon.

         12.     REMEDIES OF LESSOR

                 If LESSEE shall file a petition or institute any proceeding under the National Bankruptcy Act, or any amendment thereto, or any other act relating to bankruptcy or insolvency, whereby it seeks to be adjudicated a bankrupt or to be discharged from any or all of its debts or obligations or to effect a reorganization or a composition or extension of time to pay its debts, or if petition or proceedings of similar character be filed or instituted against LESSEE, and LESSEE shall thereafter be adjudicated a bankrupt, or


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if any receiver or trustee, or debtor in possession of the property or business of LESSEE be appointed and such receiver, trustee, or debtor in possession be not removed within thirty (30) days after his appointment, or if LESSEE shall make an assignment for the benefit of creditors, or if LESSEE abandons or vacates the demised premises, or if LESSEE shall be in default in any rental payment hereunder for a period of twenty (20) days after the same shall be due and payable, or if an assignment of this lease or any interest therein or any subletting of the demised premises or any part thereof be made contrary to the provisions hereof, or if LESSEE shall be in default in any other of the terms, covenants or conditions hereof for a period of thirty (30) days from the after written notice of such default given by LESSOR to LESSEE, then in any of such events LESSOR shall have the option, without notice to LESSEE, or demand for performance, either:

                 (1) To collect by suit or otherwise, each installment of rent as it becomes due hereunder, or to enforce by suit or otherwise, any other term or provision hereof on the part of LESSEE required to be kept or performed; or

                 (2) To re-enter the demised premises, remove all persons therefrom, take possession of the demised premises and either:

                          (a)     Terminate this lease, in which event LESSOR
shall thereupon be entitled to recover from LESSEE the worth at the time of such termination of the excess, if any, of the amount of rent reserved hereunder, for the balance of the term of this lease over the then reasonable rental value of the premises for the balance of said term; or


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                          (b)     Without terminating or forfeiting this lease,
relet the premises as the agent and for the account of LESSEE, either in LESSOR'S name or otherwise, upon such terms and conditions and for such period as LESSOR may deem advisable, in which event LESSEE shall pay to LESSOR monthly the difference between the rents herein reserved and the rents so received upon such reletting, after deducting from the rents so received the expenses of reletting and collecting, including necessary renovation and alteration of the premises and reasonable attorney's fees and real estate commissions paid by LESSOR.

                   The foregoing remedies of LESSOR shall not be exclusive, but shall be cumulative and in addition to all remedies now or hereafter allowed by law or elsewhere provided for.

                   13.    WAIVER-ATTORNEY'S FEES--NOTICES--MISCELLANEOUS MATTERS

                          A.      A waiver by LESSOR of any breach of any one
or more of the covenants or conditions hereof shall not bar forfeiture or any other rights or remedies of LESSOR for any subsequent breach of any such or other conditions or covenants, nor shall the same in any way constitute a waiver or alteration of any of the terms, conditions or covenants hereof.

                          B.      In case any action shall be brought by LESSOR
for the recovery of any rent or other sums due under the provisions of this lease, or the breach or enforcement of any of the conditions or covenants hereof to be kept or performed by LESSEE, or for the recovery of demised premises, LESSEE hereby agrees to pay LESSOR a reasonable attorney's fee for each said action in which LESSOR shall prevail, the same to be fixed by the court in said action, and recoverable as a part of the costs of each said action.


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                          C.      Any and all notices to be given herein shall
be deemed sufficiently given if sent by registered or certified mail, return receipt requested, and properly addressed to LESSOR at the place at which rentals are payable, or to LESSEE at 9200 East Whitmore Street, Rosemead, California, or such other place as LESSOR or LESSEE may from time to time designate in writing, and such service shall be effective when such notice is placed in the United States mail, providing the mailing takes place in Los Angeles County, California.

                   14.    CONDEMNATION

                          If the premises or any portion thereof are taken
under the power of eminent domain, or sold by LESSOR under the threat of the exercise of said power (all of which is herein referred to as "condemnation"), this lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever occurs first. If more than twenty-five (25) percent of the floor area of any buildings on the premises, or more than twenty-five (25) percent of the land area of the premises not covered with buildings, is taken by condemnation, either LESSOR or LESSEE may terminate this lease as of the date the condemning authority takes possession by notice in writing of such election within twenty (20) days after LESSOR shall have notified LESSEE of the taking or, in the absence of such notice, then within twenty (20) days after the condemning authority shall have taken possession.

                          If this lease is not terminated by either LESSOR or
LESSEE then it shall remain in full force and effect as to the portion of the premises remaining, provided the rental shall be reduced in proportion to the floor area of the buildings taken within the premises


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as bears to the total floor area of all buildings located on the premises.  In the event this lease is not so terminated then LESSOR agrees, at LESSOR'S sole cost, to as soon as reasonably possible restore the premises to a complete unit of like quality and character as existed prior to the condemnation. All awards for the taking of any part of the premises or any payment made under the threat of the exercise of power of eminent domain shall be the property of LESSOR, whether made a compensation for diminuation of value of the leasehold or for the taking of the fee or as severance damages; provided, however, that LESSEE shall be entitled to any award for loss of or damage to LESSEE'S trade fixtures and removable personal property.

         15.     GENERAL PROVISIONS

                 A. Interest on Past-Due obligations

                 Except as expressly herein provided, any amount due to LESSOR not paid when due shall bear interest at ten (10) percent per annum from the date due. Payment of such interest shall not excuse or cure any default by LESSEE under this lease.

                 B. Time of Essence

                 Time is of the essence of all of the terms and conditions hereof.

                 C. Waivers

                 No waiver by LESSOR of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by LESSEE of the same or any other provision. LESSOR'S consent to or approval of any act shall not be deemed to render unnecessary


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the obtaining of LESSOR'S consent to or approval of any subsequent act by
LESSEE. The acceptance of rent hereunder by LESSOR shall not be a waiver of any preceding breach by LESSEE of any provision hereof, other than the failure of LESSEE to pay the particular rent so accepted, regardless of LESSOR'S knowledge of such preceding breach at the same time of acceptance of such rent.

                 D. Recording

                 LESSEE shall not record this lease. Any such recordation shall be a breach under this lease.

                 E. Holding Over

                 If LESSEE remains in possession of the premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month at a rental in the amount of the last month's rental, plus all other charges payable hereunder, and at an increased rental provided notice it given therefor.

                 F. Attorney's Fees

                 If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to his reasonable attorney's fees to be paid by the losing party as fixed by the court.

         16. OTHER LEASES

         This lease shall supersede any other lease and/or rental agreement existing between the parties with respect to the herein described premises.


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                                        TANKLAGE INVESTMENTS, LTD.


                                        By: /s/ ROBERT C. TANKLAGE
                                           -----------------------------
                                        Robert C. Tanklage
                                        General Partner

                                        By: /s/ CAROLYN M. JOHNSON
                                           -----------------------------
                                        Carolyn M. Johnson
                                        General Partner

                                                                         LESSOR

                                        LA VICTORIA FOODS, INC.



                                        By: /s/ ROBERT C. TANKLAGE
                                           -----------------------------
                                        Robert C. Tanklage
                                        President

                                        By: /s/ ERNEST JOHNSON
                                           -----------------------------
                                        Ernest Johnson
                                        Secretary

                                                                          LESSEE



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
                        AMENDMENT TO LEASE AND AGREEMENT
                              9200 Whitmore Street


       The Lease and Agreement dated February 1, 1993, between Tanklage Investments LTD (a California Limited Partnership) and La Victoria Foods is hereby amended as follows:

         ITEM 1.B The term of the lease shall be extended to July 31, 2010. The current monthly rental of $17,800.00 shall be in effect through July 31, 2000.

         Item 2.2 The monthly rental for the sixty (60) month period beginning August 1, 2000, will be calculated in the following manner:

         The monthly rental of this Lease shall be subject to adjustment based on the Consumer Price Index (U.S. City Average ALL Items) determined by the United States Department of Labor Bureau of Labor Statistics, Washington, D.C. as follows:

         The figure which was paid (Consumer Price Index, U.S. City Average All Items) for the month of August, 1995 shall be used as a basis, and said rental shall be adjusted on the first day of the 61st month following August 1, 1995, by the same ratio as such Consumer Price Index (sixty-first month of this lease) is to the above same basis. Said adjustment shall be in effect for the ensuing 60 month period and shall be adjusted on the same formula on each 60 month period for the balance of the lease. Any adjustment may be either up or down after the first such adjustment, but in no event shall the rental at any time be less than is otherwise permitted herein.

                                  LESSOR

DATED: Oct. 27, 1995              /s/ ROBERT C. TANKLAGE
                                  ------------------------------------
                                  Robert C. Tanklage, Trustee


DATED: Oct. 27, 1995              /s/ CAROLYN M. JOHNSON
                                  ------------------------------------
                                  Carolyn M. Johnson, Trustee


                                  LESSEE:
                                  LA VICTORIA FOODS, INC.

DATED: Oct. 27, 1995              /s/ ROBERT C. TANKLAGE
                                  ------------------------------------
                                  Robert C. Tanklage, President

DATED: Oct. 31, 1995              /s/ ERNEST JOHNSON
                                  ------------------------------------
                                  ERNEST JOHNSON, Secretary